Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 11, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Nokia Corporation’s Annual Report on Form 20-F for the year ended December 31, 2010. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/S/ PricewaterhouseCoopers Oy
PricewaterhouseCoopers Oy
Helsinki, Finland
March 25, 2011